Exhibit 5.2

[Akerman Senterfitt letterhead]

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, Florida 33131

Tel: 305.374.5600

Fax: 305.374.5095

February 26, 2013

Dycom Investments, Inc.

117770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

Re:	Form S-4 Registration Statement of Dycom Investments, Inc. (“Company”)

Ladies and Gentlemen:

We have acted as special Florida counsel to Dycom Industries, Inc., a Florida corporation (“Parent”), CMI Services, Inc., a Florida corporation (“CMI”), Trawick Construction Company, Inc., a Florida corporation (“Trawick”), and Installation Technicians, LLC, a Florida limited liability company (“ITLLC”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by Company, Parent, and certain subsidiaries of Parent, including CMI, Trawick and ITLLC, under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of the Company’s 7.125% Senior Subordinated Notes due 2021 (the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by Parent and by each of the other entities listed in the Registration Statement as Subsidiary Guarantors (the “Subsidiary Guarantors”), including CMI, Trawick and ITLLC. Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $90,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 7.125% Senior Subordinated Notes due 2021 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of January 21, 2011 (as amended and supplemented, the “Indenture”), among the Parent, the Company, the Subsidiary Guarantors (including CMI, Trawick and ITLLC) and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

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BOCA RATON     DALLAS     DENVER     FORT LAUDERDALE     JACKSONVILLE     LAS VEGAS     LOS ANGELES     MADISON     MIAMI     NAPLES NEW YORK     ORLANDO     PALM BEACH     SALT LAKE CITY     TALLAHASSEE     TAMPA     TYSONS CORNER    WASHINGTON, D.C.     WEST PALM BEACH

(2)	the Indenture, including the form of the Exchange Note Guarantees (collectively the “Indenture”);

(3)	a specimen of the Exchange Notes (the “Specimen,” and collectively with the Indenture, the “Opinion Documents”;

(4)	the Articles of Incorporation of each of Parent, CMI and Trawick, as presently in effect;

(5)	the By-Laws of each of Parent, CMI and Trawick, as presently in effect;

(6)	the Articles of Organization of ITLLC, as presently in effect;

(7)	the Operating Agreement of ITLLC, as presently in effect; and

(8)	certain resolutions adopted by the Board of Directors of each of Parent, CMI, Trawick and ITLLC relating to the Exchange Offer, the Registration Statement and related matters.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of Parent, CMI, Trawick and ITLLC and such agreements, certificates of public officials, certificates of officers or other representatives of Parent, CMI, Trawick and ITLLC and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents other than Parent, CMI, Trawick and ITLLC ; (d) the entity power of each party to the Opinion Documents (other than Parent, CMI, Trawick and ITLLC) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than Parent, CMI, Trawick and ITLLC) of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; and (f) as to matters of fact, the truthfulness of the representations made in the Opinion Documents and in the certificates of public officials and officers of Parent, CMI, Trawick and ITLLC.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	Each of Parent, CMI and Trawick is a Florida corporation that is validly existing and in good standing under Florida law.

2.	ITLLC is a Florida limited liability company that is validly existing and in good standing under Florida law.

3.	Each of Parent, CMI and Trawick has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

4.	ITLLC has the limited liability company power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

5.	Each of Parent, CMI and Trawick has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action.

6.	ITLLC has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary limited liability company action.

7.	The Indenture has been executed and delivered by Parent, CMI, Trawick and ITLLC.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Florida, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Shearman & Sterling LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT

akerman.com

BOCA RATON     DALLAS     DENVER     FORT LAUDERDALE     JACKSONVILLE     LAS VEGAS     LOS ANGELES     MADISON     MIAMI     NAPLES NEW YORK     ORLANDO     PALM BEACH     SALT LAKE CITY     TALLAHASSEE     TAMPA     TYSONS CORNER    WASHINGTON, D.C.     WEST PALM BEACH